Edgewater Foods International, Inc.
400 Professional Drive
Suite 310
Gaithersburg, Maryland 20878

December 9, 2008

LBB & Associates ltd., llp
2500 Wilcrest Drive, Suite 150
Houston, Texas 77042

Gentlemen:

In connection with your consent for the Form S-1 Registration Statement (Amendment #1), we confirm to the best of our knowledge and belief the following representations made to you:

1.	We are responsible for the fair presentation in the financial statements of financial position, results of operations, and cash flows, in conformity with generally accepted accounting principles.

2.
We have reviewed our representation letter to you dated November 21, 2008 with respect to the audited financial statements for the period ended August 31, 2008.  We now repeat those representations 1 through 33 and incorporate them herein.

3.	There have been no Board of Directors meetings subsequent to May 29, 2008.

4.	No events have occurred subsequent to August 31, 2008 that would require adjustment in the financial statements.

Very truly yours,

/s/ Robert Saunders
Robert Saunders – Chief Executive Officer

/s/ Mike Boswell
Mike Boswell – Principle Financial and Accounting Officer